Exhibit 99.1

Beam Global Reports Full Year 2025 Operating Results

SAN DIEGO, CA – April 9, 2026 – Beam Global, (Nasdaq: BEEM), (the “Company”), a leading provider of innovative and sustainable infrastructure solutions for transportation, energy security and smart city infrastructure, today announced its operating results for the year ended December 31, 2025.

2025 and Recent Company Highlights:

Financial:

●	Revenue increased 56% from Q3 to Q4 2025.

●	Commercial revenue grew to 72% in 2025 from 38% in 2024 (non-government customers).

●	70% of Q4 2025 revenue generated from our new and expanded product portfolio.

●	18% Gross Margin Q4 2025 and 13% Full Year 2025.

●	23% Gross Margin for Full Year 2025 excluding non-cash items.

●	17% Reduction in year-over-year operating expenses excluding non-cash items.

●	Backlog of $6.0 million at December 31, 2025, of which 50% was derived from international sources.

●	Backlog of $9.0 million at March 31, 2026.

●	No Debt, No Going Concern, $100 million unused line of credit.

Operational:

●	Formed Beam Middle East, a 50/50 joint venture with Platinum Group UAE, headquartered in Masdar City, Abu Dhabi to expand sales of Beam’s patented technologies across the Middle East and Africa.

●	Delivered products to 20+ U.S. States, Canada, multiple European markets and Middle East.

●	Launched patented autonomous wireless charging system for autonomous vehicles.

●	Awarded renewal of the U.S. General Services Administration (GSA) Multiple Award Schedule (MAS) contract through October 31, 2030.

●

Awarded purchasing contract by Sourcewell, simplifying procurement for government agencies and educational institutions across North America to easily purchase Beam Global products without the requirement for competitive bidding or request for proposal (RFP) processes.

●	Selected by UK-based drone manufacturer Ray Systems Ltd. to develop and deliver advanced battery systems for their underwater drones.

●	Expanded battery business through the addition of a Fortune 500 automotive manufacturer and innovative drone manufacturer.

●	Deployed new BeamBike™ e-bike sharing solution in U.S., Europe and Middle East.

●	Deployed BeamWell™ product for the Royal Jordanian Armed Forces.

●	Expanded Europe footprint with a new office in Belgrade, Serbia and installed 530 kW of solar at Beam Europe manufacturing facilities to improve efficiency and reduce operating costs.

●	Launched BeamPatrol™ through strategic partnership with Zero Motorcycles.

●	Strengthened intellectual property portfolio and competitive positioning with multiple patents and certifications including:

o	U.S. patents for high-volume battery assembly, fast charging batteries, and passive thermal management.

o	European patent for smart battery thermal management.

o	Chinese patent for solar and wind power tracking technology.

o	TUV SUD 1090-2 EXC4 certification and CE certification for EV ARC™.

“2025 was a year of significant expansion for Beam Global with the opening of Beam Middle East, the deployment of new products and business models and a significant shift in our sales balance away from U.S. government sales to commercial and international opportunities,” said Desmond Wheatley, CEO of Beam Global. “While in previous years our revenues were derived almost entirely from EV ARC™ sales to government entities, with the U.S. federal government being our largest customer, the new administration’s reversal of EV and renewable energy adoption has meant that we have continued our product and geographic diversification with even more vigor. Our technologies and patented products have been enthusiastically adopted by drone companies, corporations, international governments, militaries, oil and gas and a whole host of other organizations in 20 U.S. states and multiple nations in Europe and the Middle East. Our new patented autonomous vehicle charging technology has, in my opinion, the ability to be transformative for us as does our expansion into smart cities infrastructure and drone and robotics markets. The Middle East, while challenging at the moment, provides us with significant new opportunities for growth across our product portfolio and, as a gateway and launchpad for Africa, it is even more important to us. 2025 was a year in which we have truly expanded from being a solar-powered EV charging infrastructure company to being an integrated, international, innovative energy product company focusing on battery storage and energy security, smart cities infrastructure and the electrification of all modes of transportation and mobility. As we go into 2026, we are actively selling a diverse set of incredibly relevant products into global markets, creating opportunities which we have never had before. At the same time, we maintain our financial discipline with a reduction in noncash operating costs; we remain debt free and we have improved our gross margins. As we return to larger sales volumes from more a diverse customer base, we expect that our business will not only be stronger financially but also much more robust and dynamic in today’s rapidly changing economy.”

2025 Financial Summary

Revenues

Fourth quarter 2025 revenue was $9.0 million, an increase of 7% year-over-year and 56% over the prior quarter.

For the year ended December 31, 2025, revenue was $28.2 million compared to $49.3 million in 2024. The decline was primarily driven by the cessation of U.S. federal government EV charging infrastructure orders as a result of the reversal of federal fleet electrification activities under the new administration. Revenue from non-U.S. government customers increased, year over year by approximately 50%.

Gross Profit

For the year ended December 31, 2025, gross profit was $3.5 million, 13% margin, compared to a gross profit of $7.3 million, 15% margin in 2024.

Excluding non-cash depreciation and amortization of $3.0 million for 2025 and $3.2 million for 2024:

●	2025 gross profit $6.5 million, 23% margin

●	2024 gross profit $10.5 million, 21% margin

Despite lower revenue, non-GAAP gross margin improved by 2 percentage points, reflecting continued improvements in unit economics. GAAP Margin compression was primarily due to lower production volume and resulting increased impact of fixed overhead costs on a lower revenue base.

Operating Expenses

Operating expenses were $31.1 million for the year ended December 31, 2025, compared to $19.0 million in 2024.

2025 included non-cash expenses of $15.0 million (non-GAAP), primarily

●	$10.8 million goodwill impairment

●	$2.6 million non-cash compensation

The goodwill impairment in no way reflects management’s objective view of the value of our acquisitions which, we believe, are adding great value to the Company. The impairment comes as a result of accounting rules, whereas the fair value of goodwill fell below its book value due to the sustained decline in our stock price in early 2025.

Excluding non-cash items, operating expenses were approximately $16.1 million for 2025, representing a 17-percentage points reduction year over year, demonstrating ongoing cost management discipline.

Net Loss from Operations before Income Tax

Net Loss from operations before income tax was $27.4 million for the year ended December 31, 2025, compared to $11.4 million for the same period in 2024. Excluding non-cash items, non-GAAP loss from operations before income tax was $9.5 million, compared to $8.6 million for the same period in 2024. The increase was primarily attributable to lower revenue.

Working Capital

Working capital at December 31, 2025, was $8.9M compared to $13.8M at December 31, 2024. Working capital primarily consists of cash, inventory, accounts receivable, net of accounts payable and accrued expenses.

The Company continues to demonstrate strong working capital efficiency, with the majority of short-term assets typically converting to cash within approximately 180 days. This disciplined approach to asset management enables effective liquidity optimization while supporting ongoing operations and growth.

Beam Global remains well-positioned to fund its activities through a combination of improving gross profit contributions and financing capacity with capital strategically deployed to support operations and key growth initiatives.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Non-GAAP Net Loss from Operations before Income Tax which is non-GAAP financial measures, in this press release. We use Non-GAAP Net Loss from Operations in conjunction with GAAP measures as part of our overall assessment of our performance to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Non-GAAP Net Loss from Operations is also helpful to investors, analysts and other interested parties because it can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Non-GAAP Net Loss from Operations has limitations as an analytical tool. Therefore, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Non-GAAP Net Loss from Operations alongside other financial performance measures, including net loss attributable to other GAAP measures. In evaluating Non-GAAP Net Loss from Operations you should be aware that in the future we may incur expenses that are the same as, or similar to, some of the adjustments reflected in this press release. Our presentation of Non-GAAP Net Loss from Operations should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculations of Non-GAAP Net Loss from Operations. Non-GAAP Net Loss from Operations is not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliation of this non-GAAP measure has been provided in the financial statement tables included within this press release, and investors are encouraged to review this reconciliation.

Conference Call April 9, 2026 at 4:30 p.m. ET

Beam Global will host a conference call on Thursday, April 09 2026 at 4:30 p.m. ET to review results and provide a corporate update, followed by a Q&A session.

Registration: https://dpregister.com/sreg/10207887/103b52e1ea8

U.S. TOLL FREE: 1-844-739-3880

INTERNATIONAL: 1-412-317-5716

About Beam Global

Beam Global is a sustainable technology innovator which develops and manufactures infrastructure products and technologies. We operate at the nexus of innovative and reliable energy, transportation and smart cities solutions with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage, energy security and intelligent infrastructure. With operations in the U.S., Europe and the Middle East, Beam Global develops, patents, designs, engineers and manufactures unique and advanced innovative technology solutions that power transportation, provide secure sources of electricity, enable Smart City services, save time and money, and protect the environment. Beam Global is headquartered in San Diego, CA with facilities in Broadview, IL, Belgrade and Kraljevo, Serbia and Abu Dhabi, UAE. Beam Global is listed on Nasdaq under the symbol BEEM. For more information visit, BeamForAll.com, LinkedIn, YouTube, Instagram and X.

Forward-Looking Statements

This Beam Global Press Release may contain forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results. These statements relate to future events or future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Beam Global’s actual results to be materially different from these forward-looking statements. Except to the extent required by law, Beam Global expressly disclaims any obligation to update any forward-looking statements.

# # #

Investor Relations
Luke Higgins
+1 858-261-7646
IR@BeamForAll.com

Media Contact
Lisa Potok
+1 858-327-9123
Press@BeamForAll.com

Beam Global

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2025	2024

Assets
Current assets
Cash	$969	$4,572
Accounts receivable, net of allowance for credit losses of $939 and $259	8,236	8,027
Prepaid expenses and other current assets	2,070	2,243
Inventory, net	9,766	12,284
Total current assets	21,041	27,126

Property and equipment, net	13,093	13,704
Operating lease right of use assets	1,358	1,893
Goodwill	-	10,580
Intangible assets, net	7,127	8,037
Deposits	113	119
Total assets	$42,732	$61,459

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,925	$8,959
Accrued expenses	2,885	2,462
Sales tax payable	843	195
Deferred revenue, current	1,800	847
Note payable, current	68	63
Contingent consideration, current	104	93
Operating lease liabilities, current	484	696
Total current liabilities	12,109	13,315

Deferred revenue, noncurrent	690	800
Note payable, noncurrent	131	199
Contingent consideration, noncurrent	-	216
Other liabilities, noncurrent	2,939	3,380
Deferred tax liabilities, noncurrent	1,203	1,290
Operating lease liabilities, noncurrent	815	971
Total liabilities	17,887	20,171

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 authorized, none outstanding as of December 31, 2025 and December 31, 2024.	$-	$-
Common stock, $0.001 par value, 350,000,000 shares authorized, 19,124,163 and 14,835,630 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	19	15
Additional paid-in-capital	156,446	147,072
Accumulated deficit	(131,646)	(104,643)
Accumulated Other Comprehensive Income (AOCI)	26	(1,156)

Total stockholders' equity	24,845	41,288

Total liabilities and stockholders' equity	$42,732	$61,459

Beam Global

Financial Snapshot

(In thousands)

	Three Months Ended			Three Months Ended
	December 31,		'25 v. '24	September 30,	Q4 v. Q3 '25
	2025	2024	Variance %	2025	Variance %

Revenues	$9,049	$8,481	7%	$5,788	56%

Cost of revenues	7,435	6,251	19%	5,816	28%

Gross profit	$1,614	$2,230		$(28)
Gross margin %	17.8%	26.3%	-8%	-0.5%	18.3%

Operating expenses	4,264	7,330	-42%	4,844	-12%
Impairment of goodwill	-	-		-	-

Loss from operations	$(2,650)	$(5,100)	-48%	$(4,872)	-46%

Beam Global

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Year Ended
	December 31,
	2025	2024

Revenues	$28,236	$49,336

Cost of revenues	24,715	42,040

Gross profit	3,521	7,296
Gross margin %	12.5%	14.8%

Operating expenses	20,273	18,953
Impairment of goodwill	10,780	-

Loss from operations	(27,532)	(11,657)

Other income (expense)
Interest income	56	205
Other income	93	110
Interest expense	(26)	(34)
Total Other income (expense)	123	281

Loss before income tax expense	(27,409)	(11,376)
Income tax benefit	(406)	(94)
Net Loss	$(27,003)	$(11,282)

Net foreign currency translation benefit (expense)	1,182	(1,781)

Total Comprehensive Loss	$(25,821)	$(13,063)

Net Loss per share - basic/diluted	$(1.61)	$(0.77)

Weighted average shares outstanding - basic/diluted	16,814	14,621

Beam Global

Reconciliation of Net Loss before Income Tax to Non-GAAP Net Loss before Income Tax

(Unaudited, In thousands)

	Year Ended
	December 31,
	2025	2024

GAAP Total Revenue	$28,236	$49,336

GAAP Total COGS	24,715	42,040
Adjusted to exclude the following:
Depreciation and Amortization	2,963	3,155
Non-GAAP Total COGS	$21,752	$38,885

Non-GAAP Gross Profit	$6,484	$10,451
Non-GAAP Gross Margin %	23.0%	21.2%

GAAP Total Operating Expenses	$31,053	$18,953

Adjusted to exclude the following:
Depreciation and Amortization	$539	$558
Non-cash Compensation	2,645	3,000
Allowance for Credit Losses	681	392
Warrant Amortization	322	322
Change in fair value of contingent consideration liabilities (1)	(50)	(4,675)
Impairment of Goodwill	10,780
Non-GAAP Total Adjustments	$14,917	$(403)

Non-GAAP Total Operating Expenses	$16,136	$19,356

GAAP Other Expenses	$123	$281

GAAP Net Loss before Income Tax	$(27,409)	$(11,376)
Non-GAAP Total Adjustments	17,880	2,752
Non-GAAP Net Loss before Income Tax	$(9,529)	$(8,624)

(1)	Fair value of contingent consideration is non-cash. The Earnout Consideration is paid in the Company’s stock. See the financial statement notes included in prior quarterly and annual filings.